UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SJW GROUP
(Name of Registrant as Specified In Its Charter)

CALIFORNIA WATER SERVICE GROUP
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

This filing contains the following documents issued by California Water Service Group (“California Water”) on June 11, 2018 in relation to California Water’s all-cash proposal to acquire SJW:

•                  A template for letters being sent by Justin Skarb, Director of Community Affairs and Government Relations of California Water, to San Jose community organizations (the “Letter”; and

•                  Screenshots of three web pages that the Letter provides links to.

Forward-Looking Statements

This filing and the following documents contain forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about California Water, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: the failure to consummate the proposed transaction with SJW upon the terms set forth in California Water’s Acquisition Proposal; governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; changes in environmental compliance and water quality requirements; electric power interruptions; changes in customer water use patterns and the effects of conservation; the impact of weather and climate on water availability, water sales and operating results; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; labor relations matters as we negotiate with the unions; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as our Annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission. California Water assumes no obligation to provide public updates of forward-looking statements except to the extent required by law.

Important Additional Information

On May 31, 2018, California Water filed a definitive proxy statement with the Securities and Exchange Commission (the “Definitive Proxy Statement”) to solicit proxies in opposition to resolutions related to the pending merger between SJW and Connecticut Water Service, Inc. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. All such documents, if filed, would be available free of charge at the Securities and Exchange Commission’s website (www.sec.gov) or by directing a request to Innisfree M&A Incorporated at (888) 750-5834 (banks and brokers call collect at (212) 750-5833).

Participants in the Solicitation

California Water, its directors and certain of its officers and employees may be deemed to be participants in any solicitation of SJW stockholders in connection with the proposed transaction between California Water and SJW. Information about such participants, and a description of their direct or indirect interests, by security holdings or otherwise, is included in the Definitive Proxy Statement.

**************************************************************

Date: June 11, 2018

From: Justin Skarb

To: [Community Organizations in Greater San Jose Area]

Subject: Introduction to California Water Service

Good afternoon, [FirstName].  I hope this note finds you well.

As you may know, California Water Service (California Water) has made a common-sense proposal [http://www.sjwvalue.com/wp-content/uploads/Overview-of-the-proposed-combination.pdf] to combine with San Jose Water.  We understand and appreciate that some community organizations, like yours, may be wondering about how our common-sense proposal will affect them and their existing partnerships with San Jose Water.

I would like to take this opportunity to affirm California Water’s commitment to the communities we serve, and to assure you that we will continue this same commitment in the greater San Jose area. California Water has a proven track record [http://www.sjwvalue.com/wp-content/uploads/2015-2016-Corporate-Citizen-Report.pdf] of supporting organizations in the communities we have the privilege of serving.  Examples include:

•                  In 2017 alone, California Water contributed to over 320 local community organizations. [https://www.calwater.com/community/charitable-contributions/].

•                  California Water is one of the only water utilities in California with a  dedicated college scholarship program [https://www.calwater.com/latest_news/2018-0509-scholarship/] for students residing in its service areas.

•                  California Water is one of the only water utilities in California with a grant program for our customers [https://www.calwater.com/latest_news/cal-water-launches-customer-hardship-grant-program/] who are facing economic or other hardships.

In addition to all of this, our employees regularly volunteer in the communities we serve.

As part of our common-sense combination with San Jose Water, you can expect our focus on improving the quality of life in our communities to extend to the greater San Jose area and the organizations that serve its residents.  We look forward to continuing to work with you and your organization in the years ahead.

If you have any questions about California Water, please do not hesitate to get in touch with me.

Justin

Quality. Service. Value Districts  Customer Care  Conservation  Water Quality  In Your Community  Community Low-Income Rate Assistance (LIRA) In the Community Charitable Contributions Corporate Citizenship Report  California Water Service Scholarship Program Charitable Contributions California Water Service Group, the parent company of Cal Water, reaffirmed its commitment to improving quality of life in its communities by donating $832.000 to more than 320 local community organizations in 2017 The company provided $60,000 in college scholarships to 22 local students. including six first-generation college students. It supported a variety of non-profits. such as the Bakersfield Homeless Center, Bethlehem Center in Visalia, and Oroville Rescue Mission. And it contributed to both the Salvation Army's Hurricane Harvey Relief Fund and American Red Cross's effort to help those affected by the devastating Tubbs Fire. These contributions are part of the Group's philanthropic giving program and do not affect customers' rates. In addition to making financial contributions, the company encourages its employees to volunteer their time. This year, eight Group employees traveled with Living Water International to San Jose los Tiestos, Santo Domingo, Guatemala to install a well at a secondary and primary school The well which was financed in part by Group. with help ensure that children in this less developed area have access to a reliable water supply. Closer to home. in December, more than 20 employees helped sort and pack food boxes for those in need in the San Jose, Calif , area through Second Harvest Food Bank, and delivered more than eight barrels of food donated by local employees. Employees also volunteered with and collected donations for the Salvation Army. Make-a-Wish Foundation, Toys for Tots, United Way, Children's Home of Stockton. Dixon Family Services Red Cross. Boys and Girls Clubs. American Cancer Society, and other organizations. ·we are proud to partner with these organizations to help make profound changes for people in need in our communities ' said Kropelnicki. "Helping improve the lives of those in our service areas is one of the core principles of California Water Service Group, and we look forward to seeing these donations benefit our local seniors, families. at -risk youth, and Impoverished in 2018."  About Cal Water Customer Care Water Quality Rates Policies Company Information Your Account Water Quality Reports Rates and Tarff’s Accessibility Statement Latest News Pay Your Bill Contaminants in Detail Advice Letters Privacy Policy Infrastructure Updates Payment Options Water Treatment and Disinfection General Rate Case Terms of use Peek Behind the Scenes Update Contact Info Water Quality Testing Labs Operating Rules Home Emergency Insurance High Bills Backflow Prevention Service Area Maps Corporate Web Site

https://www.calwater.com/latest_news/2018-0509-scholarship/

Español | Contact Us | LOG IN

Quality. Service. Value.®

Districts | Customer Care | Conservation | Water Quality | In Your Community

About Cal Water

Company Information

Latest News

Infrastructure Updates

Peek Behind the Scenes

Home Emergency Insurance Solutions

For Suppliers

California Water Service Group Opens 2018 College Scholarship Program in California, Hawaii, and Washington

Posted on May 09, 2018



Students pursuing higher education and residing in areas served by California Water Service Group (Group) subsidiaries may now apply for scholarships through the company's annual College Scholarship Program. Group will award $60,000 in college scholarships this summer to eligible students; two grand-prize winners in the 2018-2019 cycle will receive $10,000 each, with additional recipients receiving smaller awards for study in the next academic year.

Scholarship recipients will be determined by academic achievement, community service, and financial need. To be eligible, students or their parents must live in a California Water Service, Hawaii Water Service, or Washington Water Service area; plan to enroll in full-time undergraduate study at an accredited two- or four-year college or vocational-technical school; and not already possess a degree or diploma from an accredited two- or four-year college or vocational-technical school.

The scholarships are part of the company's stockholder-funded philanthropic giving program and are not paid for by customers' rates. The program is administered by Scholarship Management Services, a 501(c)(3) non-profit organization.

"California Water Service Group is more than a water utility; we are here to improve the quality of life in the communities we serve," said President and CEO Martin A. Kropelnicki. "One way we can achieve that is by supporting young men and women who are working hard to pursue higher education and make a difference in their communities. We are fortunate to have so many of these bright, ambitious, and impactful students right here in our service areas."

To learn more about the scholarship program or to apply, visit the **Scholarship page**. The application period for the Group's fifth annual scholarship will close on July 1, 2018.

« Previous

Next »

About Cal Water  Company Information  Latest News Infrastructure Updates  Peek Behind the Scenes  Home Emergency Insurance Solutions For Suppliers  Cal Water Launches ~customer Hardship Grant Program Posted on September 29. 2014 Eligible Customers Can Receive Grants of Up to $200 per Year to Offset Wafer Bills Cal Water has launched a new grant program to assist customers facing unique hardships. Through the Cal Water Cares Grant Program, eligible customers can receive a grant of up to $200 to assist in paying their water utility bill. Customers may apply for a new grant once ,every 12 months. The Cal Water Cares grant program is being funded by Cal Water's shareholders, who are contributing S100,000 to eligible customers in 2014. The program is administered by Dollar Energy Fund, Inc., a 501 (c )(3) non-profit organization and one of the largest hardship funds in the United States. Cal Water will partner with local community-based organizations to assist customers in applying for grants. To be eligible for a hardship grant, a customer's gross household income cannot be higher than the income limits set for the company's l ow-Income Ratepayer Assistance program. Customers who are facing economic hardship, such as loss of a job or a medical emergency, but do not meet the income guidelines may apply, and decisions will be made on a case-by-case basis. The program is currently limited to residential customers who are at risk of having their service disconnected or have already had service tenanted, and who have a balance of at least $100 on their water utility bi ll. Customers must have also shown effort toward paying their water bill over the previous three months. "'We work hard. to operate efficiently to keep rates as affordable as possible, but we also recognize that some of our customers may need extra assistance from time to time," said President and CEO Martin A. Kropelnicki. "Programs like this one help demonstrate our commitment to enhancing the quality of life in the communities we serve." For more information about the Cal Water Cares Customer Grant Program or to apply, customers should contact their locaJ CaJ Water Customer Center. https:.//W!NW.calwater.com/latest_news/cal-water-launches-customer-ha rdship-grant-program/ Espafiol Contact Us a ® I Q ws.!w+ " "';,. "'-' Quality. Service.Value.• Districts I Customer Care I Conservation I Water Quality I In Your Community CalWater Launches Customer Hardship Grant Program Poston September 29.2014 Eligible Customers Can Receive Grants of Up to $200per Year to Offset Water Bills CalWater haslaunched a new grant program to assist customers facing unique hardships. Through the CalWater Cares Grant Program,eligible customers can receive a grant of up to $200 to assistin pay1ng their water utilitybill. Customers may apply for a new grant once every 12 months. The CalWater Cares grant program IS being funded by CalWater's shareholders,who are contnbubng S100,000 toeligible customers in 2014. The program is admimstered by Dollar Energy Fund,Inc,. a 501(c)(3) non-profit organizati on and one of thelargest hardship funds in the Untied States. CalWater wil partner with local community-based organizations to assist customers m applying fOf grants To be eligible for a hardship grant,a customer's gross household income cannot be h1gher than the mcome limits set for the company's low-Income Ratepayer Assistance program. Customers who are facing economic hardship, suchas loss of a job or a medical emergency,but do not meet the income guidelines may apply,and decisions will be made on a case-by-case basis The program is currently hmited to residentialcustomers who are at risk of having their serv1ce disconnected or have already had service terminated, and who have a balance of at least $100 on their water utlity bill. Customers must have also shown effort toward paying their water billover the previous three months. "We work hard to operate efficiently to keep rates as affordable as possble,but we also recognize that some of our customers may need extra assistance from time to time sa d President and CEO Martm A Kropelnicki. programslike this one help demonstrate our commitment to enhancing the quality of life in the communities we serve.· For more information about the CalWater Cares Customer Grant Program or to appty,customers should contact theirlocalCalWater Customer Center